UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The description of the Phantom Shares in Item 5.02 is incorporated by reference into this Item 1.01, and such description is qualified in its entirety by reference to the full text of the Form of Phantom Share Award Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2017, the Board of Directors (the “Board”) of Basic Energy Services, Inc. (the “Company” or “Basic”), based on the recommendation of Basic’s Compensation Committee (the “Committee”), approved base salaries for 2017 (to be effective as of April 1, 2017), grants of performance-based restricted stock unit awards (“RSUs”) with respect to up to 809,416 shares of the Company’s common stock, and performance-based stock option awards (the “Options”, and together with the RSUs, the ”PB Awards”) with respect to up to 323,770 shares of the Company’s common stock, to Basic’s officers, including its named executive officers, under the Basic Energy Services, Inc. Management Incentive Plan (the “MIP”), based on management’s recommendation and the executive officer’s performance. The PB Awards were consistent with the PB Awards expressly contemplated by the Company’s First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors (as confirmed, the “Prepackaged Plan”) to be determined and approved by the Board or the Committee within 90 days following the effective date of the Prepackaged Plan.
In addition to the PB Awards, the Board approved on February 22, 2017, based on the recommendation of the Committee, grants of phantom stock awards (the “Phantom Shares”) under the MIP for up to an aggregate of 42,795 Phantom Shares to non-executive key employees.
2017 Base Salaries
The approved 2017 base salaries for Basic’s named executive officers are as follows:

2017 Base Salary
T.M. “Roe” Patterson President, Chief Executive Officer and Director	$665,000
Alan Krenek Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$398,400
James F. Newman Senior Vice President, Region Operations	$398,400
William T. Dame Vice President, Pumping Services	$326,400
Eric Lannen Vice President, Human Resources	$293,550

Performance-Based RSU and Option Awards
Pursuant to the PB Award agreements, the PB Awards are to be earned based upon Basic’s total shareholder return (“TSR”) relative to the TSR of a peer group of energy services companies measured over the Performance Period (defined as the 2017 calendar year), with Basic’s ranking in TSR performance being compared to the ranking in TSR performance of the members of the Peer Group (as defined below, and together with Basic, the “Combined Group”). The Combined Group will be ranked from best performing to worst performing with regard to each company’s respective TSR performance, with the Combined Group company ranked 1st being the company with the highest TSR when compared to the other Combined Group companies and the Combined Group company ranked 7th being the company with the lowest TSR when compared to the other Combined Group companies, with rankings 2 through 6 being determined in descending order based upon the corresponding descent in TSR performance for companies in the Combined Group from 2nd highest to 6th highest.

Based on Basic’s TSR performance, each grantee may earn the PB Awards as follows:

Combined Group Company Rank Based on TSR Performance	Percentage of RSUs Earned	Percentage of Options Earned
1st	100.0%	100.0%
2nd	100.0%	100.0%
3rd	100.0%	100.0%
4th	80.0%	80.0%
5th	60.0%	60.0%
6th	40.0%	40.0%
7th	20.0% (or 0% if the Basic also has negative EBITDA for the Performance Period)	20.0% (or 0% if the Basic also has negative EBITDA for the Performance Period)

“Peer Group” means each of the following companies: (1) Key Energy Services, Inc.; (2) Mammoth Energy Services, Inc.; (3) Patterson-UTI Energy, Inc.; (4) Pioneer Energy Services Corp.; (5) Superior Energy Services, Inc.; and (6) Tesco Corporation; provided, in the event any such company ceases to exist, ceases to file public reports timely with the U.S. Securities and Exchange Commission with respect to the Performance Period or merges or combines with any other entity that, in the determination of the Committee makes such combined company not comparable for use as part of the Peer Group, the Committee in its sole discretion may continue to include or exclude such company in the Peer Group, but in no event may substitute any other company in its place as part of the Peer Group.
Once earned, the PB Awards will vest in one-third increments and will begin when the Committee certifies the specified adjustments in the award agreements and will begin to vest no later than 75 days after the Performance Period (the “Determination Date”). The PB Awards will vest with one-third of the PB Awards vesting on the Determination Date, one-third vesting one year following the Determination Date and the remaining one-third vesting two years following the Determination Date. All unvested PB Awards will be forfeited by the grantee (a) if the grantee’s employment with Basic is terminated by Basic for “Cause” before the PB Awards are vested or (b) if the grantee terminates his employment with Basic before the PB Awards are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” of the grantee, as such terms are defined in the award agreement. The grantee will vest in all rights to the PB Awards on the earliest of (i) the dates set forth above; (ii) termination by Basic without Cause; (iii) the death or “Disability” of the grantee; (iv) resignation for “Good Reason”; or (v) a Change of Control (as defined in the award agreements).
Following the vesting of the RSUs, the Company will deliver to the grantee the number of shares of common stock, par value $.01, of Basic (the “Shares”) equal to the aggregate number of RSUs that vest as of such date. The Company, however, in its sole discretion will have the option to settle the RSUs in cash, subject to applicable withholding taxes. Each RSU has dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Committee in its discretion.
The exercise price of each of the Options issued is $41.93. The purchase price for all Options will be the applicable exercise price multiplied by the number of Shares with respect to the Options being exercised. The purchase price may be paid by cash or check; a brokered cashless exercise; a net exercise by reducing the number of Shares otherwise deliverable upon the exercise; or surrendered to the Company for transfer and valued by the Company at the fair market value on the date of exercise.
The foregoing descriptions of the PB Awards in this Item 5.02 are qualified in their entirety by reference to the full text of the Form of Performance-Based Restricted Stock Unit Award Agreement and the Form of Performance-Based Stock Option Award Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

The number of PB Awards issuable to each of Basic’s named executive officers under the applicable award agreements are set forth in the table below and assumes that each named executive officer earns 100% of the their PB Awards:

	RSUs	Options
T.M. “Roe” Patterson President, Chief Executive Officer and Director	250,920	100,368
Alan Krenek Senior Vice President, Chief Financial Officer, Treasurer and Secretary	89,036	35,614
James F. Newman Senior Vice President, Region Operations	89,036	35,614
William T. Dame Vice President, Pumping Services	48,565	19,426
Eric Lannen Vice President, Human Resources	24,283	9,713

Phantom Share Awards
The Phantom Shares issued to non-executive key employees will vest in specified increments on March 15, 2017, March 15, 2018 and March 15, 2019 (subject to accelerated vesting in certain circumstances described below). All unvested Phantom Shares will be forfeited by the grantee (a) if the grantee’s employment with Basic is terminated by Basic for “Cause” before the Phantom Shares are vested or (b) if the grantee terminates his employment with Basic before the Phantom Shares are vested for any reason other than (i) “Good Reason” within 12 months following a Change of Control (as defined in the award agreements) or (ii) the death or “Disability” of the grantee, as such terms are defined in the award agreement. The grantee will vest in all rights to the Phantom Shares on the earliest of: (i) the dates set forth above; (ii) grantee’s termination by Basic without “Cause”; (iii) the death or “Disability” of the grantee; (iv) grantee’s resignation for “Good Reason” within 12 months following a Change of Control (as defined in the award agreements).
Each Phantom Share represents the right to receive a cash payment equal to the Fair Market Value (as defined and determined in accordance with the award agreement) on the applicable vesting date of a number of Shares equal to the aggregate number of Phantom Shares that vest on such date, provided the cash payment will not exceed $55.00 per Phantom Share.
Each Phantom Share has dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional Phantom Shares or may be accumulated in cash, as determined by the Committee in its discretion.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1 10.2 10.3	Form of Performance-Based Restricted Stock Unit Award Agreement. Form of Performance-Based Stock Option Award Agreement. Form of Phantom Share Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: February 28, 2017	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

(d)	Exhibits.
	10.1 10.2 10.3	Form of Performance-Based Restricted Stock Unit Award Agreement. Form of Performance-Based Stock Option Award Agreement. Form of Phantom Share Award Agreement.